Exhibit 99.4

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 1:00 a.m., Eastern Time, on March 19, 2019.
Online Go to www.investorvote.com/AMNB or scan the QR code — login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Special Meeting Proxy Card

▼IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

		For Against Abstain	For	Against	Abstain
1.	To approve the Agreement and Plan of Reorganization, dated as of October 1, 2018, between American National Bankshares Inc. (“American National”) and HomeTown Bankshares Corporation (“HomeTown”), including the related Plan of Merger, pursuant to which HomeTown will merge with and into American National, as more fully described in the accompanying joint proxy statement/prospectus.	☐ ☐ ☐

2. To adjourn the meeting to a later date, if necessary or appropriate, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve Proposal 1.

			☐	☐	☐
3.	In their discretion, the proxy agents are authorized to transact any other business which may properly be brought before the meeting or any adjournment thereof.

B	Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.
When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. Please sign exactly as name appears on this Proxy.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

REVOCABLE PROXY — AMERICAN NATIONAL BANKSHARES INC.

SPECIAL MEETING OF SHAREHOLDERS — MARCH 19, 2019, 9:00 A.M., EST

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Claude B. Owen, Jr., Dan M. Pleasant or Joel R. Shepherd, any of whom may act, as my true and lawful attorney(s)-in-fact, with full power of substitution, to vote all the shares of common stock of American National Bankshares Inc. standing in my name on its books at the close of business on January 31, 2019, at the Special Meeting of Shareholders of American National Bankshares Inc. to be held at The Wednesday Club, located at 1002 Main Street, Danville, Virginia 24541, on March 19, 2019, or any adjournment thereof, with all the powers the undersigned would possess if personally present, as instructed below.

The Board of Directors recommends a vote FOR Proposals 1 and 2.

The common stock represented by this Proxy will be voted as specified; however, as to any matter where no choice is specified, the Proxy will be voted FOR Proposals 1 and 2.

If any other business is presented at said meeting, this Proxy shall be voted in accordance with the recommendations of management. This Proxy may be revoked at any time before it is voted. The undersigned may attend the Special Meeting, revoke this Proxy and vote in person.

A complete set of proxy materials relating to the Meeting is available on the Internet. These materials, consisting of the Notice of Special Meeting of Shareholders and the Joint Proxy Statement/Prospectus may be viewed on the American National Bankshares Inc. website at www.amnb.com.

Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET

OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.	Meeting Attendance Mark box to the right if you plan to attend the Special Meeting.